EXHIBIT  23.1


                              PANNELL KERR FORSTER
                           Certified Public Accountant
                            7TH FLOOR, MARINE BUILDING
                                 355 BURRARD ST.
                              VANCOUVER, BC V6C2G8
                               PH : (604) 687 1231
                               FAX: (604) 688 4675



                     CONSENT OF CERTIFIED CHARTERED ACCOUNTANTS


Board  of  Directors
Flexible Solutions International  Inc.
2614 Queenswood Dr
Victoria, BC V8N 1X5



     We consent to the incorporation by reference of our audit report dated March 19 , 2002, on the financial statements of Flexible Solutions as of December 31, 2001 and December 31, 2000 and the period then ended in the Form S-8.



/s/ PANNELL KERR FORSTER
------------------------
Pannell Kerr Forster
Vancouver BC
August 8,  2002.